Exhibit 10.36
SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF

BOOZ ALLEN HAMILTON HOLDING CORPORATION

STOCK OPTION AGREEMENT

GRANT NOTICE
Unless otherwise defined herein, the terms defined in the Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).
You (the “Optionee”) have been granted an Option to purchase the number of shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Booz Allen Hamilton Holding Corporation (the “Company”), as set forth on the Fidelity NetBenefits system at www.netbenefits.com, subject to the terms and conditions of the Plan and this Agreement, as follows:

Type of Option:	Non-Qualified Stock Option
Final Expiration Date:	Ten years from the date of grant
Your acceptance of this Option indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A to the Agreement) and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THE PLAN AND APPENDIX A, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION. IN PARTICULAR, BY ACCEPTANCE OF THIS OPTION, YOU AGREE TO THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT RELATING TO ELECTRONIC DELIVERY OF ANY DOCUMENTS RELATED TO THE OPTION.

APPENDIX A TO STOCK OPTION AGREEMENT
ARTICLE I.
GRANT OF OPTION
Section 1.1    Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of the Shares upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix). The Optionee hereby agrees that, except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without prior approval from the Administrator.
Section 1.2    Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including, but not limited to, Article V, Article XI, Article XII, Article XIII and Article XIV thereof.
Section 1.3    Exercise Price. The Exercise Price of the Shares covered by the Option has been determined in accordance with the provisions set forth in the Plan and does not include any commission or other charges.
ARTICLE II.
VESTING SCHEDULE; EXERCISABILITY
Section 2.1    Vesting and Exercisability of the Option.
(a)    Vesting. Except as provided below, the Option shall become vested and exercisable, so long as the Optionee remains continuously in service as a Service Provider, from the date hereof through each relevant date set forth below, as follows:
(i)    20% of the Option shall become vested and exercisable on March 31, 2018;
(ii)    20% of the Option shall become vested and exercisable on March 31, 2019;
(iii)    20% of the Option shall become vested and exercisable on March 31, 2020;
(iv)    20% of the Option shall become vested and exercisable on March 31, 2021; and
(v)    20% of the Option shall become vested and exercisable on March 31, 2022.
(b)    Change in Control Vesting. Upon the occurrence of a Change in Control, any Option shall vest as set forth in Section 2.9.
(c)    Discretionary Vesting. The Administrator in its sole discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to this Section 2.1.

Section 2.2    Termination of Employment or Service.
(a)    Termination Due to Death. If an Optionee’s employment or service terminates due to the Optionee’s death, all Options shall immediately vest and shall remain outstanding until (i) the first anniversary of the date of the Optionee’s death or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
(b)    Termination Due to Disability. If an Optionee’s employment or service terminates due to the Optionee’s Disability, unvested Options shall not be forfeited and shall continue to vest in accordance with the schedule set forth in this Stock Option Agreement. All vested Options shall remain outstanding until (i) the later of the first anniversary of either (x) the date of termination due to Disability or (y) the date of vesting or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
(c)    Termination by Reason of a Company Approved Departure. Unless otherwise determined by the Administrator, if an Optionee’s employment or service terminates in a Company Approved Departure, unvested Options shall not be forfeited and shall continue to vest in accordance with the schedule set forth in this Stock Option Agreement. All vested Options shall remain outstanding until (i) the later of the 60th day after either (x) the date of termination of Optionee’s employment or service or (y) the date of vesting or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
(d)    Termination for Cause. Unless otherwise determined by the Administrator, if the Optionee’s employment or service terminates for Cause, all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Optionee’s termination of employment or service. Notwithstanding the foregoing, unless otherwise determined by the Administrator and set forth in writing, any Option that vested during the twelve months prior to or any time after the Optionee engaged in the conduct that gave rise to the termination for Cause shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Option or sale of Company Common Stock issued pursuant to such Option.
(e)    Termination for Any Other Reason. Unless otherwise determined by the Administrator and set forth in writing, if an Optionee’s employment or service terminates for any reason other than death, Disability, a Company Approved Departure, or Cause, all Options that are unvested shall be immediately forfeited and canceled, and all Options that are vested shall remain outstanding until (x) the 60th day after the date of termination of Optionee’s employment or service or (y) the Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
Section 2.3    Additional Forfeiture Provisions. The Optionee acknowledges and agrees that the Option shall be immediately forfeited and cease to be exercisable, and the Optionee shall be required to disgorge to the Company all gains earned or accrued due to the exercise of Options or sale of any Shares issued pursuant to such Options upon certain accounting restatements, if the Optionee engages in Competitive

Activity (excluding, only if the Optionee is located in California, clause (a) of the definition of Competitive Activity contained in the Plan), as required by applicable law or if the Optionee engages in certain other misconduct as provided in Section 11.4 of the Plan.
Section 2.4    Exercisability of the Option. The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Section 2.1 or Section 2.2. The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.” Subject to Section 14.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.5. Once the Option becomes unexercisable, it shall be forfeited immediately.
Section 2.5    Expiration of Option.
(a)    The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(i)    The Final Expiration Date;
(ii)    Except for such longer period of time as the Administrator may otherwise approve, in the event of a termination of the Optionee’s employment or service as a Service Provider for any reason other than Cause, death or Disability or in a Company Approved Departure, sixty (60) days following the date of the Optionee’s termination of employment or service as a Service Provider for any reason other than Cause, death, or Disability or in a Company Approved Departure;
(iii)    Except as the Administrator may otherwise approve, the date that the Company terminates the Optionee’s employment or service as a Service Provider for Cause;
(iv)    Except for such longer period of time as the Administrator may otherwise approve, the first anniversary of the Optionee’s termination of employment or service as a Service Provider by reason of the Optionee’s death;
(v)    Except for such longer period of time as the Administrator may otherwise approve, in the event of the Optionee’s termination of employment or service as a Service Provider by reason of the Optionee’s Disability, the first anniversary of the later of (A) the Optionee’s termination of employment or service or (B) the date of vesting of the applicable Option;
(vi)    Except for such longer period of time as the Administrator may otherwise approve, in the event of the Optionee’s termination of employment or service as a Service Provider by reason of a Company Approved Departure, the 60th day after the later of (A) the Optionee’s termination of employment or service or (B) the date of vesting of the applicable Option; or

(vii)    Upon forfeiture of an Option as provided in Section 11.4 of the Plan.
(b)    For the purposes of the Plan and this Agreement, the date of the Optionee’s termination of service as a Service Provider shall be the last day that the Optionee provided service as a Service Provider, as determined by the Administrator, whether such day is selected by agreement with the Optionee or unilaterally by the Company or its Subsidiaries and whether with or without advance notice. For the avoidance of doubt, except as expressly provided in Section 2.2, no period of notice that is given or that ought to have been given to the Optionee under applicable law in respect of such termination of service as a Service Provider will be utilized in determining entitlement under the Plan or this Agreement. Any action by the Company or its Subsidiaries taken in accordance with the terms of the Plan and this Agreement as set out aforesaid shall be deemed to fully and completely satisfy any liability or obligation of the Company or its Subsidiaries to the Optionee in respect of the Plan or this Agreement arising from or in connection with the Optionee’s termination of service as a Service Provider, including in respect of any period of notice given or that ought to have been given under applicable law in respect of such termination of service as a Service Provider.
Section 2.6    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.
Section 2.7    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.
Section 2.8    Manner of Exercise; Tax Withholding.
(a)    As a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least three (3) days prior to exercise and no earlier than ninety (90) days prior to exercise that the Optionee intends to exercise and (ii) provide the Company with payment of the Exercise Price of the Option, together with any Withholding Tax payment required by Section 3.8 below, which shall be payable to the Company in full as set forth in Section 2.8(b) or Section 2.8(c) below, as applicable.
(b)    To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then-issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale. Notwithstanding the foregoing, the consent of the Administrator shall not be required with respect to clauses (iii) and (iv) of this Section 2.8(b) if the Optionee exercises such Option on or after the date of the Optionee’s Retirement.
(c)    As a condition to exercise, the Optionee must make appropriate arrangements for the payment to the Company (or its Subsidiary, as applicable) in cash or by delivery of a certified or bank cashier check, or by any other means of payment approved by the Administrator, of the amount which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the Option. With the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares issuable to the Optionee upon the exercise of the Option (or any portion thereof) a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). Any adverse consequences to the Optionee arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.
Section 2.9    Change in Control. Upon the occurrence of a Change in Control, the Options shall vest, forfeit or continue as set forth in Article XIII of the Plan. At the discretion of the Administrator (as constituted immediately prior to the Change in Control), any or all vested Options may be canceled in exchange for an amount equal to the product of (A) the excess, if any, of the Fair Market Value of the Shares upon the Change in Control over the exercise price for such vested Options, multiplied by (B) the aggregate number of shares of Company Common Stock covered by such vested Options. Payment of any amounts calculated in accordance with this Section 2.9 shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of common stock of the new employer having an aggregate fair market value equal to such amount or in such securities or other property as are paid to the stockholders of the Company in connection with the Change of Control and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control or such later date as such consideration is paid to the stockholders of the Company generally provided that all such payments shall in all events be payable to the stockholders generally within five years after the Change in Control.
ARTICLE III.
OTHER PROVISIONS
Section 3.1    Optionee Representation; Not a Contract of Employment or Service. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of employment or service with the Company or any of its Subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider, or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment or other agreement between the Optionee and the Company or any of its Subsidiaries.

Section 3.2    Shares Subject to Plan; Restrictions on the Transfer of Option and Company Common Stock. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan, including, without limitation, the restrictions set forth in Sections 5.7 and 5.8 of the Plan.
Section 3.3    Registration of Shares. The Company may postpone the issuance and delivery of Company Common Stock upon the exercise of the Option until such Shares may be issued in compliance with any applicable state or federal law, rule or regulation. Notwithstanding any other provision in this Agreement, the Optionee may not sell the Shares acquired upon exercise of the Option unless such Shares are registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale must also comply with other applicable laws and regulations governing the Shares, and the Optionee shall not sell the Shares if the Administrator determines that such sale would not be in compliance with such laws and regulations.
Section 3.4    Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.
Section 3.5    Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 3.6    Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 14.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option.
Section 3.7    Data Privacy Consent. As a condition of the Option grant if the Optionee is a Non-U.S. Optionee, the Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all restricted stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Optionee further understands that the Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries and Affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares. The Optionee understands that the Data will be held only as long as is necessary to implement, administer, and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Optionee understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
Section 3.8    Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under this Agreement or the Plan, the Company shall have the right to withhold from the Optionee, or otherwise require the Optionee or an assignee to pay, any Withholding Taxes arising as a result of exercise of the Option, or any other taxable event occurring pursuant to the Plan or this Agreement, including, but not limited to, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Optionee or to take such other action (including, but not limited to, withholding Shares or cash deliverable pursuant to the Plan or any Option) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issuable to the Optionee upon the exercise of the Option (or any portion thereof) to satisfy the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). The Optionee shall be responsible for all Withholding Taxes and other tax consequences of this Award.
Section 3.9    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Option granted under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby explicitly and unambiguously consents to receive such documents (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Optionee’s term of employment or service with the Company and thereafter until withdrawn in writing by the Optionee. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.
Section 3.10    Miscellaneous.
(a)    The Optionee shall have no rights as a stockholder of the Company with respect to the shares of Company Common Stock subject to this Agreement until such time as the purchase price has been paid and the other requirements of Section 2.8 above have been satisfied, and the shares of Company Common Stock have been issued and delivered to the Optionee.
(b)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or United States or foreign securities exchanges as may be required.
(c)    This Agreement shall be governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(d)    All obligations of the Company under this Agreement and the Plan, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(e)    In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE IV.
DEFINITIONS
Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.
Section 4.1    “Company” shall mean Booz Allen Hamilton Holding Corporation, a Delaware corporation.

Section 4.2    “Company Approved Departure” shall mean a termination of employment that the Company (through the members of its senior management), in its sole discretion, determines to be in the best interest of the Company and the Company’s approval of such termination as a Company Approved Departure is approved or ratified by the Board or the Administrator.
Section 4.3    “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
Section 4.4    “Exercise Price” shall mean the Fair Market Value of a share of Common Stock on the grant date of the Option, determined in accordance with the provisions of the Plan, which Exercise Price has been communicated to the Optionee in a communication accompanying the Grant Notice.
Section 4.5    “Final Expiration Date” shall mean the date set forth in the Grant Notice.
Section 4.6    “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.
Section 4.7    “Option” shall mean the option to purchase Company Common Stock granted under this Agreement.
Section 4.8    “Optionee” shall mean the Person designated as such in the Grant Notice.
Section 4.9    “Plan” shall mean the Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, as amended from time to time.
Section 4.10    “Retirement” shall have the meaning set forth in the Company’s Retirement Policy.
Section 4.11    “Shares” shall have the meaning set forth in the Grant Notice.
Section 4.12    “Withholding Taxes” means any federal, state, local, or foreign income taxes, withholding taxes, or employment taxes required to be withheld under Applicable Law.
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